REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of Kashou Brothers, Inc.

We have audited the accompanying balance sheet of Kashou Brothers, Inc. as of September 30, 2007, and the related statement of operations, stockholders’ equity, and cash flows for the nine-months ended September 30, 2007. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards established by the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kashou Brothers, Inc. as of September 30, 2007, and the related statement of operations, stockholders’ equity, and cash flows for the nine-months ended September 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rose, Snyder & Jacobs
Rose, Snyder & Jacobs
A Corporation of Certified Public Accountants
Encino, California

December 18, 2007

_________________________________________________
15821 VENTURA BOULEVARD, SUITE 490, ENCINO, CALIFORNIA. 91436
PHONE: (818) 461-0600 •

Kashou Brothers, Inc.
Balance Sheet
(in thousands)

September 30,
2007
Current assets

Cash and cash equivalents	$21

Accounts receivable, net	49

Inventory	50

Total current assets	120

Property and equipment, net	58

Total assets	$178

Current liabilities

Accounts payable	$100

Accrued liabilities	20

Current portion of notes payable	3

Total current liabilities	123

Notes payable, net of current portion	10

Total liabilities	133

Stockholders' equity

Capital Stock	3

Retained earnings	42

Total stockholders' equity	45

Total liabilities and stockholders' equity	$178

See Report of Independent Registered Public Accounting Firm
and notes to financial statements.

Kashou Brothers, Inc.
Statement of Operations
(in thousands)
September 30, 2007

September 30,
2007

Sales	$2,366

Cost of sales	802

Gross Profit	1,564

Operating expenses	1,086

Depreciation and amortization	12

Income from operations	466

Other income	$1

Interest income (expense), net

Income before income taxes	467

Income taxes	7

Net Income	$460

See Report of Independent Registered Public Accounting Firm
and notes to financial statements.

Kashou Brothers, Inc.
Statement of Stockholders’ Equity (Deficit)
(in thousands)

	Capital		Total
	Stock	Accumulated	Stockholders'
	Amount	Earnings	Equity (Deficit)

Balance at December 31, 2006	$3	$(6)	$(3)

Owners’ Distributions		$(412)	$(412)

Net income for the nine months ended September 30, 2007		460	$460

Balance at September 30, 2007	$3	$42	$45

See Report of Independent Registered Public Accounting Firm
and notes to financial statements.

Kashou Brothers, Inc.
Statement of Cash Flows
(in thousands)

Nine months ended September 30,
2007
Cash flows from operating activities:
Net income	$460
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization expense	12
Changes in operating assets and liabilities:

Accounts receivable	(9)

Inventory	(13)

Accounts payable	(24)
Accrued liabilities	4

Net cash provided by operating activities	430

Cash flows from investing activities:

Purchases of property, equipment and other assets	(10)

Net cash used by investing activities	(10)

Cash flows from financing activities:

Principal payments of notes payable	(5)

Proceeds from notes payable	18

Distributions to Owners	(412)

Net cash used by financing activities	(399)

Net increase in cash and cash equivalents	21

Cash and cash equivalents, beginning of period	-
Cash and cash equivalents, end of period	$21

Supplemental disclosures of cash flow information:
Cash paid for interest	$0
Cash paid for income taxes	$7

Noncash investing and financing activities:
Assets purchased through financing	$16

See Report of Independent Registered Public Accounting Firm
and notes to financial statements.

Kashou Brothers, Inc.
Notes to Financial Statements
September 30, 2007

Note 1. Description of Business and Summary of Significant Accounting Policies

Kashou Brothers was established in 1988 originally as a sit down family style restaurant. Shortly thereafter the company started to open locations in class A office buildings under the name Brothers Restaurant & Deli. The operations consists of retail, delivery, and corporate catering. There are three locations, all of which are in San Diego, California.

Use of estimates in the preparation of financial statements - Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The more significant accounting estimates inherent in the preparation of the Company's financial statements include estimates as to the depreciable lives of property and equipment, recoverability of receivables, valuation and recoverability of inventories, recoverability of long-lived assets.

Property and Equipment

Property and equipment is stated at cost. Additions and improvements that significantly add to the productive capacity or extend the life of an asset are capitalized. Maintenance and repairs are expensed as incurred. Depreciation and amortization of property and equipment is computed using the straight-line method based upon the estimated useful lives of the assets, and related lease term for leasehold improvements. Useful lives range from five to fifteen years.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with maturities of three months or less to be cash equivalents.

Fair Value of Financial Instruments

Carrying amounts reported in the balance sheet for cash and cash equivalents, accounts payable and accrued liabilities approximate fair value because of their immediate or short-term nature. The fair value of borrowings is not considered to be significantly different than its carrying amount because the stated rates for such debt reflect current market rates and conditions.

Contingencies - Certain conditions may exist as of the date financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. Company management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company's legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates that it is probable that a liability has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable would be disclosed.

Concentrations - All of the Company’s operations are currently located in California, and as a result, is sensitive to negative occurrences in markets where the Company is located, and particularly susceptible to adverse trends and economic conditions including labor markets.  In addition, given geographic concentration, negative publicity regarding any of our operations in California could have a material adverse effect on the Company’s business and operations, as could other regional occurrences such as local strikes, earthquakes or other natural disasters.

Accounts receivable - The Company extends credit to some of its customers. Accounts receivable are customer obligations due under normal trade terms. The Company performs continuing credit evaluations of its customers’ financial condition. Management reviews accounts receivable on a regular basis on contracted terms and how recently payments have been received in order to determine estimates of amounts that could potentially be uncollectible. The Company includes an estimate of the amount that is more likely that not to be uncollectible in its allowance for doubtful accounts. Accounts uncollected are ultimately written off after all reasonable collection efforts have occurred.

Inventory - Inventory, which consists primarily of food, beverages and packaging products, is stated at the lower of cost or market. Cost is determined by the first-in, first-out method. In assessing the ultimate realization of inventories, Company management makes judgments as to future demand requirements compared to current inventory levels.

Revenue recognition - Revenues are recognized at the point of sale at retail locations or upon delivery of the product for delivery and wholesale transactions.

Cost of sales - Cost of sales includes the cost of food and paper products.

Income Taxes

The Company, with the consent of its shareholders, has elected under the Internal Revenue Code to be an "S" Corporation effective January 15, 1993. In lieu of corporation income taxes, the shareholders of an "S" corporation are taxed on their proportionate shares of the Company's taxable income. In addition, the Company pays a state franchise tax of 1.5% of net income or $800, whichever is greater.

Concentrations of Credit Risk

The Company maintains its cash balances in a financial institution, which do not exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on its cash balances.

The Company had sales of approximately 11% of for the period ending September 30, 2007 to one customer. Accounts receivable to this vendor was $0 at September 30, 2007. An unforeseen termination of sales to the customer or termination of the relationship with the Company could adversely affect operating results.

Recent accounting pronouncements - In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes”   (“FIN No. 48”), which prescribes a recognition threshold and measurement process for recording in the financial statements uncertain tax positions taken or expected to be taken in a tax return. Additionally, FIN No. 48 provides guidance on the recognition, classification, accounting in interim periods and disclosure requirements for uncertain tax positions. The effective date of FIN No. 48 has been delayed, but the Company believes that it will not have a significant effect on its results of operations or financial position.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS 157"), which clarifies the definition of fair value, establishes guidelines for measuring fair value, and expands disclosures regarding fair value measurements. SFAS 157 does not require any new fair value measurements and eliminates inconsistencies in guidance found in various prior accounting pronouncements. SFAS 157 will be effective for the Company on January 1, 2009. We are currently evaluating the impact of adopting SFAS 157; however we believe the adoption of SFAS 157 will not have a material impact on our financial statements.

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R), ("SFAS 158"), which requires the recognition of the overfunded or underfunded status of a defined benefit postretirement plan in a company's balance sheet. This portion of the new guidance is effective on December 31, 2007. Additionally, the pronouncement eliminates the option for companies to use a measurement date prior to their fiscal year-end effective December 31, 2009. Since we do not have any defined benefit pension or postretirement plans that are subject to SFAS 158, we do not expect the pronouncement to have a material impact on our financial statements.

In September 2006, The Securities and Exchange Commission ("SEC") released Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" ("SAB 108"). SAB 108 provides interpretive guidance on the SEC's views on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. The provisions of SAB 108 are effective for the Company for the period ended September 30, 2007. The application of SAB 108 did not have a material effect on our financial statements.

Note 2. Notes payable

Notes payable consist of the following (in thousands):
September 30,
2007
Note payable to financing agency, interest at
7.49% per annum, 60 monthly payments of
$297.66, collateralized by vehicle.
Note payable, September 2012	13
Total notes payable	13

Less: current portion of notes payable	(3)
Notes payable, net of current portion	$10

Future minimum principal payments on notes payable at September 30, 2007 are approximately $1,000 in 2007, $3,000 in 2008, $3,000 in 2009, and $3,000 in 2010, $3,000 in 2011, and $1,000 in 2012.

Note 3. Inventories

Inventories consist of the following at September 30, 2007:

2007
Food and beverages	$40
Paper products	10
$50

Note 4. Property and Equipment

Property and equipment September 30, 2007 consists of the following:
2007
Machinery and equipment	$214
Leasehold improvments	64
Vehicles	18
Less accumulated depreciation and amortization	(238)
$58
Depreciation and amortization expense was $12K for September 30, 2007.

Note 5.  Commitments and contingencies

The Company leases its cafes under non-cancelable operating leases, some with renewal options. Rents are fixed base amounts, some with escalating rents and some with contingent rentals based on sales. Lease provisions also require additional payments for maintenance and other expenses. Rent is expensed on a straight-line basis over the term of the lease. Rent expense was approximately $184,000 during the period ended September 30, 2007.

		Payments due by period
Contractual Obligations	Total	Less than 1 year	1-3 years
Operating Lease Obligations	$11	$3	$8

From time to time, the Company may be subject to various legal proceedings and claims that may arise in the ordinary course of business. Company management currently believes that resolution of such legal matters, if any, will not have a material adverse impact on the Company’s financial statements.

Note 6. Subsequent Events

On October 18, 2007, pursuant to terms an asset purchase agreement, the Company was acquired by Organic To Go, Inc., for $2.4 million cash, shares of Organic To Go, Inc. common stock having a fair value of $250,000 based on the closing price as of the date of the agreement, $150,000 due 90 days from the closing date and another $150,000 due 120 days after the close, and, upon the occurrence of certain events, additional shares of Organic To Go, Inc. having a fair value of $50,000 based on the closing price as of the date of the agreement. Organic To Go, Inc. acquired all accounts receivable, inventory, furniture, fixtures, equipment, customer lists, leasehold improvements, and owned vehicles used in connection with a catering and retail business operating three stores in San Diego, California. The Company also entered into a consulting agreement with the three sellers providing for those individuals to provide consulting services to the Organic To Go, Inc. for a one year period, pursuant to which, among other things, Organic To Go, Inc. will pay monthly fees of $35,000. Other than the Organic To Go, Inc.’s assumption of the leases for the three locations, no other liabilities were assumed. The total purchase price was approximately $3.0 million.